UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2014

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RICH STAR DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

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Nevada	0-54451	42-1769584
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Xita 23C, Star International, No. 8 Jinsui Road, Pearl River New Town,

 Guangzhou Province, P.R. China 510623

(Address of Principal Executive Office) (Zip Code)

86-024-2397-4663

(Registrant’s telephone number, including area code)

10300 Charleston Blvd., Las Vegas, Nevada 89135

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01

Change in Control of Registrant

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On December 1, 2014 Shili Zhang purchased 1,500,000 shares of the Registrant's common stock, representing 43% of the outstanding shares.  Mr. Zhang purchased the shares from Man Yee Kung (1,000,000 shares) and Ying Yiu Chan (500,000 shares) for a cash payment of $200,000. The funds used for the purchase were from Mr. Zhang's personal resources.

Pursuant to the terms of the stock purchase agreement, the selling shareholders secured from Siu Mun Kung her resignation from her positions as the sole member of the Registrant's board of directors and as the Registrants' Chief Executive Officer and Chief Financial Officer. Prior to her resignation, Siu Mun Kung elected Shili Zhang to succeed her as sole member of the Board of Directors. Mr. Zhang has appointed himself to serve as the Registrant's new Chief Executive Officer and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Rich Star Development Corporation

Date: December 3, 2014	By:	/s/ Shili Zhang Shili Zhang, Chief Executive Officer